Exhibit (g)

Exhibit (g)

Table of contents

1. INTENTION OF THE PARTIES; DEFINITIONS		4

1.1	INTENTION OF THE PARTIES	4
1.2	DEFINITIONS; INTERPRETATION	4

2. WHAT J.P. MORGAN IS REQUIRED TO DO		8

2.1	SET UP ACCOUNTS	8
2.2	DEPOSIT OF CASH	9
2.3	SEGREGATION AND REGISTRATION OF ASSETS; NOMINEE NAME	10
2.4	SETTLEMENT OF TRANSACTIONS	10
2.5	CONTRACTUAL SETTLEMENT DATE ACCOUNTING	11
2.6	ACTUAL SETTLEMENT DATE ACCOUNTING	11
2.7	INCOME COLLECTION (AUTOCREDIT®)	12
2.8	MISCELLANEOUS ADMINISTRATIVE DUTIES	12
2.9	CORPORATE ACTIONS	13
2.10	CLASS ACTION LITIGATION	13
2.11	PROXIES	13
2.12	STATEMENTS OF ACCOUNT	14
2.13	ACCESS TO J.P. MORGAN’S RECORDS	14
2.14	MAINTENANCE OF FINANCIAL ASSETS AT SUBCUSTODIAN LOCATIONS	16
2.15	FOREIGN EXCHANGE TRANSACTIONS	16
2.16	NOTIFICATIONS	16
2.17	ASSETS NOT CONTROLLED BY J.P. MORGAN	17
2.18	ESTABLISHMENT OF SEGREGATED ACCOUNTS	17
2.19	COMPLIANCE WITH LAWS AND REGULATIONS	17
2.20	CHANGE REQUESTS	18
2.21	ADDITIONAL FUNDS	18
2.22	ADDITIONAL REPORTING AND ADMINISTRATIVE SERVICES	18
2.23	EVOLUTION OF SERVICES	20
2.24	COMPATIBILITY	20
2.25	PERSONNEL	20
2.26	SERVICE LEVELS	21

3. INSTRUCTIONS		21

3.1	ACTING ON INSTRUCTIONS; METHOD OF INSTRUCTION AND UNCLEAR INSTRUCTIONS	21
3.2	VERIFICATION AND SECURITY PROCEDURES	22
3.3	INSTRUCTIONS CONTRARY TO LAW/MARKET PRACTICE	22
3.4	CUT-OFF TIMES	22
3.5	ELECTRONIC ACCESS AND CYBERSECURITY	22

4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN		23

4.1	FEES AND EXPENSES	23
4.2	OVERDRAFTS	23
4.3	J.P. MORGAN’S RIGHT OVER ACCOUNT ASSETS; SET-OFF	24

5. SUBCUSTODIANS AND SECURITIES DEPOSITORIES		24

5.1	APPOINTMENT OF SUBCUSTODIANS; USE OF SECURITIES DEPOSITORIES	24
5.2	LIABILITY FOR SUBCUSTODIANS AND SECURITIES DEPOSITARIES	25
5.3	COMPLIANCE WITH RULE 17F-5 UNDER THE 1940 ACT (“RULE 17F-5”)	26
5.4	COMPLIANCE WITH RULE 17F-7 UNDER THE 1940 ACT (“RULE 17F-7”)	27

Exhibit (g)

6. ADDITIONAL PROVISIONS		28

6.1	REPRESENTATIONS OF THE CUSTOMER AND J.P. MORGAN	28
6.2	THE CUSTOMER IS LIABLE TO J.P. MORGAN EVEN IF IT IS ACTING FOR ANOTHER PERSON	29
6.3	SPECIAL SETTLEMENT SERVICES	29
6.4	PROVISION OF INFORMATION	29

7. WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER		30

7.1	STANDARD OF CARE; LIABILITY	30
7.2	FORCE MAJEURE	31
7.3	J.P. MORGAN MAY CONSULT WITH COUNSEL	32
7.4	J.P. MORGAN PROVIDES DIVERSE FINANCIAL SERVICES AND MAY GENERATE PROFITS AS A RESULT	32
7.5	ANCILLARY SERVICES; DELEGATION	32
7.6	SERVICE LOCATIONS	32

8. TAXATION		33

8.1	TAX OBLIGATIONS	33
8.2	TAX RELIEF SERVICES	33

9. TERMINATION		34

9.1	TERM AND TERMINATION	34
9.2	EXIT PROCEDURE	35

10. MISCELLANEOUS		35

10.1	NOTIFICATIONS	35
10.2	SUCCESSORS AND ASSIGNS	35
10.3	ENTIRE AGREEMENT AND AMENDMENTS	36
10.4	INFORMATION CONCERNING DEPOSITS AT J.P. MORGAN’S NON-U.S. BRANCH	36
10.5	INSURANCE	36
10.6	SECURITY HOLDING DISCLOSURE	37
10.7	U.S. REGULATORY DISCLOSURE; CERTAIN INFORMATION OF THE CUSTOMER	37
10.8	GOVERNING LAW AND JURISDICTION	37
10.9	SEVERABILITY; WAIVER; AND SURVIVAL	38
10.10	CONFIDENTIALITY	38
10.11	USE OF J.P. MORGAN’S, THE CUSTOMER’S AND THE FUNDS’ NAME	42
10.12	COUNTERPARTS	42
10.13	NO THIRD PARTY BENEFICIARIES	42

SCHEDULE 1 LIST OF J.P. MORGAN INVESTOR SERVICES CUSTODY RESTRICTED MARKETS		43

SCHEDULE 2 LIST OF ELIGIBLE SECURITIES DEPOSITORIES		44

SCHEDULE 3 SERVICE LEVEL AGREEMENT		45

SCHEDULE 4 ACCOUNTING, VALUATION AND OTHER SERVICES		46

SCHEDULE 5 OTC DERIVATIVE ADMINISTRATION SOLUTIONS		48

SCHEDULE 6 FEE SCHEDULE		49

ANNEX A ELECTRONIC ACCESS		50

ANNEX B LIST OF FUNDS		52

Exhibit (g)

GLOBAL CUSTODY AND ACCOUNTING SERVICES AGREEMENT

This agreement, dated June 18, 2018 (the “Agreement”), is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at 383 Madison Avenue, Floor 11, New York, New York 10179, and ARTISAN PARTNERS FUNDS, INC., on behalf of itself (the “Customer”) and each of its series listed on Annex B (each, a “Fund” and collectively, the “Funds”), as applicable, with a place of business at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202. Although J.P. Morgan and the Customer have executed this Agreement in the form of a master agreement for administrative convenience, except as expressly provided in this Agreement, this Agreement shall create a separate Agreement for each Fund as though J.P. Morgan had executed a separate Agreement with that Fund. No rights, responsibilities or Liabilities of any Fund shall be attributed to any other Fund.

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties

(a)

The Customer is an open-end management investment company registered under the Investment Company Act of 1940 that is organized and existing under the laws of Wisconsin, with the purpose of investment of each Fund’s assets in certain types of securities and instruments, as more fully described in each Fund’s Registration Statement, as amended from time to time.

(b)

This Agreement sets out the terms on which J.P. Morgan will provide custodial, settlement, asset servicing, the Supplemental Services and other associated services to the Customer (collectively, the “Services”). The Customer hereby appoints J.P. Morgan to provide the Services to the Customer and the Funds, subject to any limitations notified by the Customer to J.P. Morgan in writing and subject to the terms of this Agreement, any requirements or restrictions imposed on the performance of such functions by any statutory provisions for the time being in force. J.P. Morgan will be responsible for the performance of only those duties expressly set forth in this Agreement.

(c)

Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other burdens and costs. The Customer acknowledges that J.P. Morgan is not providing any legal or investment advice in connection with the Services under this Agreement and will not be liable for any Liabilities resulting from Country Risk.

(d)

The terms and conditions of this Agreement are applicable only to the Services. This Agreement includes all material elements of the Services. Nevertheless, any services that comprise a material part of the Supplemental Services which are (i) not specifically described in this Agreement, (ii) standard for the industry and understood given the scope of the Supplemental Services and (iii) are subsequently identified during the first 18 months after the effective date of this Agreement shall be added to the applicable Schedule, effective at the time that they are added to that Schedule. Such additional services shall be identified, priced and documented through the Change process outlined in Section 2.20. The amount of the charge, if applicable, shall be agreed by the parties, acting reasonably, in writing.

1.2	Definitions; Interpretation

(a)	Definitions. As used herein, the following terms have the meaning hereinafter stated.

“1940 Act” means Investment Company Act of 1940, as amended.

“Account” has the meaning set forth in Section 2.1.

“Account Assets” has the meaning set forth in Section 4.3(a).

Exhibit (g)

“Affiliate” with respect to a party means an entity controlling, controlled by, or under common control with, that party.

“Affiliated Subcustodian Bank” means a Subcustodian that is both a subsidiary of JPMorgan Chase & Co. and either (i) a bank chartered or incorporated in the United States of America or (ii) a branch or subsidiary of such a bank.

“AML/Sanctions Requirements” means (a) any Applicable Law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to J.P. Morgan, or to any J.P. Morgan Affiliate engaged in servicing any Account, which governs (i) money laundering, the financing of terrorism, insider dealing or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or subject to, sanctions of any governmental authority under any such Applicable Law; and (b) any J.P. Morgan policies and procedures reasonably designed to assure compliance with any such Applicable Law.

“Applicable Law” means any applicable statute (including the 1940 Act, the Investment Advisers Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, the Bank Secrecy Act, as amended by the USA PATRIOT Act and the Gramm-Leach-Bliley Act), treaty, rule, regulation or law (including common law) and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from the Customer substantially in the form mutually agreed to by Customer and J.P. Morgan) (or by written notice in the form as mutually agreed to by Customer and J.P. Morgan from any agent designated by the Customer, including, without limitation, an investment manager) to act on behalf of the Customer or the Funds under this Agreement and any person who has been given a User Code (as defined below) by a security administrator appointed by the Customer which allows the provision of Instructions. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person. For the avoidance of doubt, any reference in this Agreement to an Instruction being delivered by the Customer must be delivered by an Authorized Person.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Change” has the meaning set forth in Section 2.20.

“Change Request” has the meaning set forth in Section 2.20.

“Confidential Information” has the meaning set forth in Section 10.10.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer or similar matter with respect to a Financial Asset in a Securities Account that requires discretionary action by the record or beneficial owner of the Financial Asset, but does not include rights with respect to class action litigation or proxy voting.

“Counterparty” has the meaning set forth in Section 2.1(c).

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation, capital controls, currency restrictions or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency devaluations or fluctuations;

Exhibit (g)

and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Eligible Foreign Custodian” means: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof; (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; and (iii) any other entity (other than an Eligible Securities Depository) that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

“Eligible Securities Depository” means (i) when referring to a Securities Depository located outside the U.S., an “Eligible Securities Depository” which, in turn, shall have the same meaning as in SEC rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5, and (ii) when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in rule 17f-4(c)(6).

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the Security itself or to the means by which a person’s claim to the Security is evidenced, including a Security certificate or a Security Entitlement. The term “Financial Asset” does not include cash.

“Force Majeure Event” has the meaning set forth in Section 7.2(b) of this Agreement.

“Foreign Custody Manager” has the meaning set forth in paragraph (a) of Section 5.3 of this Agreement.

“Institutional Clients” means U.S. registered investment companies, U.S.-based commercial banks, insurance companies, pension funds or financial institutions that purchase and sell securities and make substantial use of custodial services.

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, that J.P. Morgan believes in good faith to have been given by an Authorized Person; unless J.P Morgan is breaching, or has breached, J.P. Morgan’s Standard of Care.

“Investment Adviser” means any person or entity appointed as investment adviser or manager of any of the Funds.

“J.P. Morgan Affiliate” means an entity controlling, controlled by or under common control with J.P. Morgan.

“J.P. Morgan Indemnitees” means J.P. Morgan, J.P. Morgan Affiliates, Subcustodians, and their respective nominees, directors, officers, employees and agents.

“J.P. Morgan’s Standard of Care” has the meaning set forth in Section 7.1(a) of this Agreement.

“Key Performance Indicators” means the Service Levels that are designated as “critical service levels” in Schedule 3.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on a party’s own income), or expenses of any kind

Exhibit (g)

whatsoever (whether actual or contingent and including, without limitation, reasonable attorneys’, accountants’, consultants’ and experts’ fees and disbursements reasonably incurred and, for the avoidance of doubt, with respect to any Liabilities owed by the Customer, Liabilities shall also include any and all amounts owing to J.P. Morgan by the Customer’s counterparty in connection with collateral Accounts or control Accounts established at J.P. Morgan pursuant to the Customer’s Instruction) and outstanding from time to time; provided that, fees due in accordance with this Agreement that are subject to bona fide dispute shall not be considered Liabilities until the completion of the mutually agreed invoice dispute resolution process between J.P. Morgan and the Customer.

“Proxy Voting Service” has the meaning set forth in Section 2.11(a).

“SEC” means the Securities and Exchange Commission.

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations or other investment items, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to J.P. Morgan for the Securities Account.

“Securities Account” has the meaning set forth in Section 2.1(a)(i).

“Securities Depository” means any securities depository, clearing corporation, dematerialized book entry system or similar system for the central handling of Securities.

“Security Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means a security procedure to be followed by the Customer (and its Authorized Persons) upon the issuance of an instruction and/or by J.P. Morgan upon the receipt of an instruction, so as to enable J.P. Morgan to verify that such instruction is authorized, as set forth, as applicable, in service level documentation or the Service Level Agreement set forth in Schedule 3 in effect from time to time with respect to the Services, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of User Codes (as defined below) or telephone call backs, and may be updated by J.P. Morgan from time to time upon notice to the Customer. The Customer acknowledges that the Security Procedure is designed to verify the authenticity of, and not to detect errors in, instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of the Customer through any third party utility that the parties have agreed as a utility through which instructions may be provided hereunder and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authentic Instruction; provided that nothing in the foregoing clause shall require Customer to use SWIFT messaging as a method for providing Instructions.

“Service Level” means any of the quantitative performance standards set forth in Schedule 3, as agreed from time to time by the parties, to assess the performance of the Services.

“Shares” means the shares issued by the Customer or the Funds.

Exhibit (g)

“Subcontractor” means any person, other than a J.P. Morgan Affiliate, to whom J.P. Morgan subcontracts the provision of any part of the Services. “Subcontractor” does not include any Subcustodian, Securities Depository or any entity referred to in Section 7.5 of this Agreement.

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Financial Assets and act on its behalf in different jurisdictions and includes any Affiliated Subcustodian Bank. J.P. Morgan will make available to the Customer an up-to-date list of Subcustodians via J.P. Morgan’s website in accordance with Section 3.5 (Electronic Access). In no event will an entity that is a Securities Depository, whether or not acting in that capacity, be deemed to be a Subcustodian. For the avoidance of doubt, the transfer agent of a Financial Asset shall not be deemed to be a Subcustodian with respect to that Financial Asset.

“Supplemental Services” has the meaning set forth in Section 2.22.

“U.S. Bank” means a U.S. bank as defined in Rule 17f-5(a)(7) under the 1940 Act.

“User Codes” has the meaning set forth in Section 3.5(b).

(b)	Interpretation

(i)	Headings are for convenience of reference only and shall not in any way form part of or affect the construction or interpretation of any provision of this Agreement.

(ii)

Unless otherwise expressly stated to the contrary herein, references to Articles and Sections are to Articles and Sections of this Agreement and references to paragraphs are to paragraphs of the Sections in which they appear.

(iii)

Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa); use of the generic masculine pronoun shall include the feminine (and vice versa); use of the term “including” shall be deemed to mean “including but not limited” to, and references to appendices and numbered sections shall be to such addenda and provisions herein; all such addenda are hereby incorporated in this Agreement by reference.

(iv)

Unless the context requires otherwise, any reference to a statute or a statutory provision shall include such statute or provision as from time modified to the extent such modification applies to any service provided hereunder. Any reference to a statute or a statutory provision shall also include any subordinate legislation made from time to time under that statute or provision.

2.	WHAT J.P. MORGAN IS REQUIRED TO DO

2.1	Set Up Accounts

(a)	J.P. Morgan will establish and maintain the following accounts (“Accounts”):

(i)

one or more separate accounts in the name of the Customer (or in another name requested by the Customer that is acceptable to J.P. Morgan) to which Financial Assets are or may be credited (each a “Securities Account”), which may be held by J.P. Morgan, a Subcustodian or a Securities Depository for J.P. Morgan on behalf of the Customer, including as an Entitlement Holder; and

(ii)

one or more separate cash accounts in the name of the Customer or in another name requested by the Customer that is acceptable to J.P. Morgan (each, a “Cash Account”) for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of the Customer.

Exhibit (g)

Notwithstanding paragraph 2.1(a)(ii), cash held in respect of those markets where the Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

(b)	At the request of the Customer, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement.

(c)

In the event that the Customer requests the opening of any additional Account for the purpose of holding collateral pledged by the Customer to a securities exchange, clearing corporation or other central counterparty (a “Counterparty”) to secure trading activity by the Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement.

(d)	J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

(i)	a certified copy of the Customer’s constitutional documents as in force at the time of receipt;

(ii)

evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by the Customer (for example by a certified copy of a resolution of the Customer’s board of directors or equivalent governing body);

(iii)

in cases where the Customer designates an investment manager, evidence reasonably satisfactory to J.P. Morgan of that appointment as an Authorized Person and of the officers and employees of the investment manager authorized to act with respect to the relevant Account;

(iv)	information about the Customer’s financial status, such as its audited and unaudited financial statements; and

(v)	in the case of any Account opened in a name other than that of the Customer, documentation with respect to that name similar to that set forth in paragraphs (i) – (iv).

2.2	Deposit of Cash

(a)	Any cash in any currency received by, or on behalf of, J.P. Morgan for the account of the Customer will be either:

(i)

deposited in one or more Cash Accounts at J.P. Morgan in New York or at one of its non-U.S. branch offices and will constitute a debt owing to the Customer by J.P. Morgan as banker, provided that (A) any cash so deposited with a non-U.S. branch office will be payable exclusively by that branch office in the applicable currency, subject to compliance with Applicable Law (although nothing in this clause shall limit any obligation of J.P. Morgan under this Agreement in the event such branch office fails to make such payment), including, without limitation, any applicable currency restrictions and (B) while J.P. Morgan is not required to pay or charge interest on any such Cash Account, J.P. Morgan may, from time to time, in its discretion, pay interest on any such Cash Account (or charge interest if, at the time, the prevailing interest rate in the relevant market for similar deposits in the same currency is negative) at a rate to be determined by J.P. Morgan; or

(ii)

pursuant to the Customer’s Instructions and for the purpose of facilitating the settlement of the Customer’s transactions in foreign Financial Assets, placed by J.P. Morgan with a bank or other financial institution in the country in which the applicable currency  is

Exhibit (g)

issued, in which case the deposit will constitute a debt owing to the Customer by that bank or other financial institution and not J.P. Morgan, payable exclusively in the applicable currency at that bank or financial institution.

(b)

Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify the Customer promptly of any such reversal.

2.3	Segregation and Registration of Assets; Nominee Name

(a)

J.P. Morgan will identify in its books that those Financial Assets credited to the Customer’s Securities Account belong to the Customer, whether held directly or indirectly through Securities Depositories or Subcustodians (except as may be otherwise agreed in writing by J.P. Morgan and the Customer).

(b)

To the extent permitted by Applicable Law or market practice, J.P. Morgan will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian.

(c)	J.P. Morgan shall at all times:

(i)

hold Financial Assets by physical possession of the share certificates or other instruments representing such Financial Assets to the extent such Financial Assets are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;

(ii)	hold Financial Assets in book-entry form or deposit Financial Assets with a Securities Depository;

(iii)

hold Financial Assets in omnibus accounts which contain the Financial Assets of other customers of J.P. Morgan on a fungible basis and accept delivery into such omnibus accounts of Financial Assets of the same class and denomination as those deposited by the Customer, provided, however, that such omnibus accounts will not contain any proprietary assets of J.P. Morgan; and/or

(iv)

register in the name of the Customer, J.P. Morgan, a Subcustodian, a Securities Depository or their respective nominees, such Financial Assets as are customarily held in registered form, provided that J.P. Morgan shall, on an ongoing basis, provide accurate information to the Customer and such other persons as the Customer may designate with respect to the registration status of the Customer’s Financial Assets.

2.4	Settlement of Transactions

(a)

Subject to Article 3 and Section 4.2, J.P. Morgan will act in accordance with Instructions with respect to settlement of transactions. Absent Instructions to the contrary, settlement of transactions will be conducted in accordance with prevailing standards for transactions by Institutional Clients in the market in which the transaction occurs. If it is not possible to settle the transaction in accordance with any Instruction, J.P. Morgan shall promptly notify the Customer. Without limiting the generality of the foregoing, the Customer authorizes J.P. Morgan to deliver Financial Assets or cash payment, in accordance with applicable market practice, in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and the Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud or willful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by the Customer; provided, however, that J.P. Morgan shall be liable under Section 7.1(b) of this Agreement if, absent an Instruction from the Customer, J.P. Morgan makes a delivery before payment in a market

Exhibit (g)

where it is reasonably determined that delivery versus payment is the prevailing standard. If the Customer’s counterparty (or other appropriate party) fails to deliver the expected consideration as agreed, J.P. Morgan will contact the counterparty to seek settlement at the direction of the Customer and will promptly notify the Customer of such failure. If the Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will promptly provide information reasonably requested by the Customer that J.P. Morgan has in its possession to allow the Customer to enforce rights that the Customer has against the Customer’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

(b)	J.P. Morgan reserves the right to reverse any transactions that are credited to the Accounts due to mis-postings, errors and other similar actions.

2.5	Contractual Settlement Date Accounting

(a)

J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement for those Financial Assets and transactions as to which J.P. Morgan customarily offers contractual settlement date accounting. J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(i)	Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and post the Securities Account as pending delivery of the relevant Financial Assets.

(ii)

Purchases: On the settlement date for a purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount. J.P. Morgan will then post the Securities Account as awaiting receipt of the expected Financial Assets. The Customer will not be entitled to the delivery of Financial Assets until J.P. Morgan or a Subcustodian actually receives them.

Upon request, J.P. Morgan shall provide the Customer with a list of those markets for which it provides contractual settlement date accounting. J.P. Morgan may add markets to, or remove markets from, such list upon reasonable notice to the Customer.

(b)

J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement upon notice to the Customer in cases where J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. The Customer will be responsible for any Liabilities resulting from such reversal, unless such Liabilities were caused by J.P. Morgan’s breach of J.P. Morgan’s Standard of Care. The Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans of cash and/or Financial Assets available to the Customer.

2.6	Actual Settlement Date Accounting

With respect to settlement of any transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post such transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and settled by J.P. Morgan.

Exhibit (g)

2.7	Income Collection (AutoCredit®)

(a)

J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets held in the Securities Account, and will promptly notify the Customer of such information.

(b)

J.P. Morgan will credit the Cash Account with the anticipated income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (such service hereinafter defined as “AutoCredit”) for those Financial Assets and/or markets for which J.P. Morgan customarily offers an AutoCredit service. However, J.P. Morgan reserves the right to restrict in good faith the availability of AutoCredit for credit or operational reasons. Upon request, J.P. Morgan shall provide the Customer with a list of AutoCredit eligible markets. J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to the Customer that is reasonable in the circumstances. J.P. Morgan may reverse AutoCredit credits upon written notification to the Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period or the credit was incorrect. Promptly upon the Customer’s request, J.P. Morgan shall provide the Customer’s investment manager with relevant information related to any such reversal of credits.

(c)

When AutoCredit service is not available, income on Financial Assets, net of any taxes withheld by J.P. Morgan or any third party, will be credited only after actual receipt and reconciliation by J.P. Morgan.

(d)  J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends, redemption proceeds or any other distributions, income and payments, whether paid in cash or in kind, and promptly notify the Customer of the late payment, but neither J.P. Morgan nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8	Miscellaneous Administrative Duties

(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i)

timely present all Financial Assets for which J.P. Morgan has received written notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of the Customer such certificates as may be required to obtain payment in respect of Financial Assets;

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title; and

(iv)

take any action which may be reasonably appropriate in connection with the collection and receipt of such income and other payments and the endorsement and collection of checks, drafts and other negotiable instruments.

(b)

In the event that, as a result of holding Financial Assets in an omnibus account, the Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit the Customer with the amount of cash the Customer would have received, as reasonably determined by J.P. Morgan, had the Financial Assets not been held in an omnibus account, and the Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c)	If some, but not all, of an outstanding class of Financial Assets is called for redemption, J.P. Morgan will allot the amount redeemed among J.P. Morgan’s global custody customers who are

Exhibit (g)

the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner that J.P. Morgan deems to be fair and equitable.

(d)	J.P. Morgan reserves the right to reverse any transactions that are credited to the Accounts due to mis-postings and other similar actions.

2.9	Corporate Actions

(a)

J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. J.P. Morgan also will review information obtained from sources to which J.P. Morgan subscribes for information concerning such Corporate Actions. J.P. Morgan will promptly provide that information (or summaries that reflect the material points concerning the applicable Corporate Action) to the Customer or its Authorized Person. Such notice will clearly identify the timeframe in which the Customer shall provide Instructions in relation to such Corporate Action.

(b)

J.P. Morgan will act in accordance with the Customer’s Instructions in relation to such Corporate Actions. If the Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action within the timeframe set out in the notification J.P. Morgan provides under section 2.9(a) with respect to such Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and the Customer or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action. The deadline set by J.P. Morgan for receipt of Instructions from the Customer with respect to any Corporate Action shall not precede the deadline set by the issuer or its agent by more than a commercially reasonable period of time. Notwithstanding and in no way limiting the above, if the Customer fails to provide J.P. Morgan with Instructions with respect to any Corporate Action within the timeframe set out in the notification J.P. Morgan provides under Section 2.9(a), upon written request of the Customer, J.P. Morgan shall use commercially reasonable efforts to act on Instructions received after the deadline set by J.P. Morgan as set out in such notification but before the deadline set by the Securities Depository to the extent circumstances permit, provided however that J.P. Morgan shall in no event be held liable for failure to act on such Instructions.

(c)

When instructed by the Customer, subject to availability in the market, J.P. Morgan, or a J.P. Morgan Affiliate, shall place orders for the sale of rights offerings that the Customer received from Corporate Actions. A current list of markets in which this service is being offered is available from J.P. Morgan on request.

2.10	Class Action Litigation

Any notices received by J.P. Morgan’s corporate actions department about settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to the Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that the Customer was a shareholder and held the relevant Financial Assets in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of the Customer in respect to such notifications except as otherwise agreed in writing between the Customer and J.P. Morgan. The services set forth in this Section 2.10 are available only in certain markets, details of which are available from J.P. Morgan on request.

2.11	Proxies

(a)	With respect to U.S. Financial Assets and, in cases where the Customer elects to subscribe to the service described in this Section 2.11, J.P. Morgan will monitor information distributed to holders

Exhibit (g)

of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.11(c), act in accordance with the Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

(b)

The Proxy Voting Service is available only in certain markets and for certain types of Financial Assets, details of which are available from J.P. Morgan on request. Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrollment form as well as all documentation that may be required for certain markets.

(c)

The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)	The Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, pledged to a Counterparty, or otherwise in a manner which affects voting;

(iv)	local law or market practices, or restrictions by the issuer; and

(v)

J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will notify the Customer.

2.12	Statements of Account

(a)

J.P. Morgan will provide the Customer with electronic access to Account information (the “Information”) that will enable the Customer to generate or receive reports and statements of account for each Account and to identify Account Assets as well as Account transactions. The Customer will review the Information and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) the Customer’s inability to access any such Information. The Customer will provide J.P. Morgan such notice within a reasonable time after (x) the Information is made available to the Customer or (y) the Customer discovers that it is unable to access the Information, as the case may be.

(b)

The Customer acknowledges that Information available to it electronically with respect to transactions posted after the close of the prior business day may not be accurate due to mis- postings, delays in updating Account records, and other causes. J.P. Morgan will not, in the absence of fraud, bad faith or wilfull default, be liable for any Liabilities arising out of any such Information accessed electronically that is subsequently updated or corrected by the close of business on the first business day after the original transaction was posted.

2.13	Access to J.P. Morgan’s Records

(a)

J.P. Morgan will, upon reasonable written notice and, where applicable, an Instruction from the Customer, allow the Customer, its auditors, regulatory officials and independent public accountants and/or other designated representatives of the Customer such reasonable access during regular business hours to the records of J.P. Morgan relating to the Accounts as may be required in connection with their examination of books and records pertaining to the Customer’s affairs. Subject to restrictions under the relevant local law, J.P. Morgan shall direct any

Exhibit (g)

Subcustodian to permit the Customer, its auditors and independent public accountants and/or other designated representatives of the Customer reasonable access to the Subcustodian’s records of Financial Assets held in the Securities Account as may be required in connection with such examination.

(b)

With respect to the Supplemental Services, J.P. Morgan is authorized to maintain all accounts, registers, corporate books and other documents on magnetic tape or disc, or on any other mechanical or electronic system; provided that they are capable of being reproduced in legible form and are permitted forms of record storage under Rule 31a-2 under the 1940 Act. Where any Authorized Person, including the Customer’s or any Fund’s auditor, or any regulatory official wishes to inspect such documents maintained by J.P. Morgan, J.P. Morgan shall provide complete, accurate and legible documents, for the discharge of the Customer’s, the Funds’ and their auditors’ legal and regulatory duties provided that J.P. Morgan receives from the Customer or any Fund an Instruction and reasonable notice. The applicable Funds shall be responsible for the payment of any research and copying costs associated with any such request, in accordance with J.P. Morgan’s customary practices.

(c)

During the performance of this Agreement and for any period as required by Applicable Law with respect to J.P. Morgan’s provision of the Services after the completion of this Agreement (which period shall be no less than the period required under the 1940 Act), J.P. Morgan will maintain complete, accurate and auditable records pertaining to this Agreement, including all books and records which J.P. Morgan is required to maintain pursuant to Applicable Law, which shall include: (i) itemized daily records of all purchases, receipts and deliveries of securities, (ii) receipts and disbursements of cash and all other credits or debits, (iii) for each transaction, the quantity of securities and the name of the person to whom they were delivered, (iv) a statement of the assets of each Fund, and (v) any other books and records customarily maintained and legally required to be maintained by the custodian of a registered investment company. All such books and records maintained by J.P. Morgan shall be maintained in a form acceptable under Applicable Law as it applies to J.P. Morgan in its capacity as provider of the Services. During the term of this Agreement and for a period of at least three (3) years after the termination of this Agreement, J.P. Morgan will, upon reasonable written notice, allow the Customer reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts. The books and records pertaining to the Customer which are in possession of J.P. Morgan shall be the property of the Customer, subject to the further terms of this Agreement.

(d)	The Customer shall reimburse J.P. Morgan and its Subcustodians for the reasonable cost of copying, collating and researching archived information.

(e)

Within 30 days of receiving the Customer’s request, J.P. Morgan will send to the Customer (i) all reports J.P. Morgan receives from Securities Depositories concerning their systems of internal accounting control, (ii) the annual report (SSAE-16 Report) prepared by J.P. Morgan’s external auditors on J.P. Morgan’s system of internal accounting control of Financial Assets, and/or (iii) publicly available information to allow the Customer to assess J.P. Morgan’s overall financial strength and viability as necessary to perform its obligations under this Agreement.

(f)

During the performance of this Agreement and for a period of time as required by Applicable Law with respect to J.P. Morgan’s provision of the Services after the completion of this Agreement, J.P. Morgan will, upon reasonable written notice from the Customer, use reasonable efforts to direct its Subcontractors to (i) maintain auditable records pertaining to this Agreement, and (ii) allow the Customer reasonable access during normal working hours to the records of such Subcontractor relating to the Accounts for a period of at least three (3) years after the termination of this Agreement. The Customer shall reimburse J.P. Morgan for its and such Subcontractor’s reasonable cost of copying, collating and researching archived information.

Exhibit (g)

(g)

If, as a result of a review of J.P. Morgan’s records pertaining to the Accounts and the Services, a party believes the Customer or a Fund has been overcharged or undercharged for a Service, such party shall notify the other and a request for a joint review of the relevant records, to determine whether an overcharge or undercharge has occurred, its extent and agree on a reconciliation plan which may, but is not required to and will not necessarily, include a credit against future charges.

2.14	Maintenance of Financial Assets at Subcustodian Locations

(a)

Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are located. J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those in which Subcustodians are located. J.P. Morgan may modify the list of Subcustodians available to the Customer via J.P. Morgan’s web site from time to time upon notice to the Customer. J.P. Morgan shall not use a Subcustodian to hold U.S. domestic Financial Assets unless specifically instructed by the Customer. To the extent the Customer instructs J.P. Morgan to use a Subcustodian to hold U.S. domestic Financial Assets, J.P. Morgan will act in accordance with the applicable provisions of Rule 17f-4 under the 1940 Act.

(b)

J.P. Morgan reserves the right to restrict the services it provides in certain markets that are deemed by J.P. Morgan to be restricted markets from time to time. A current list of these markets, and a summary of the related restrictions, is set forth in Schedule 1. List of J.P. Morgan Investor Services Custody Restricted Markets. J.P. Morgan may update Schedule 1 List of J.P. Morgan Investor Services Custody Restricted Markets from time to time upon notice to the Customer.

2.15	Foreign Exchange Transactions

To facilitate the administration of the Customer’s trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts as principal with the Customer or an Authorized Person, and may also provide foreign exchange contracts and facilities through J.P. Morgan Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts and facilities, but J.P. Morgan may establish rules or limitations concerning any foreign exchange contract or facility made available. In all cases where J.P. Morgan or J.P. Morgan Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions, and such transactions will be governed by the terms and conditions of that foreign exchange contract or facilities (as the case may be), and, to the extent not inconsistent, this Agreement will apply to such transactions. Such foreign exchange contracts and facilities shall not be deemed as part of the custodial, settlement or associated services under this Agreement. With respect to the Customer’s foreign exchange contracts or facilities with J.P. Morgan, J.P. Morgan will be acting on a principal basis as the Customer’s counterparty on such foreign exchange contracts or facilities (as the case may be).

2.16	Notifications

Subject to the terms of the service level documentation and, where applicable, the Service Level Agreement, if the Customer has agreed to access information concerning the Accounts through J.P. Morgan’s website J.P. Morgan may make any notifications required under this Agreement, other than notifications pursuant to Section 9, by posting it on the website.

Exhibit (g)

2.17	Assets Not Controlled by J.P. Morgan

(a)

J.P. Morgan will not be obliged to (i) hold Financial Assets or cash with any person not agreed to by J.P. Morgan or (ii) register or record Financial Assets in the name of any person other than the Customer, the Fund, J.P. Morgan, a Subcustodian, or their respective nominee. Furthermore, J.P. Morgan will not be obliged to register or record on J.P. Morgan’s records Financial Assets or cash held outside of J.P. Morgan’s control. If, however, the Customer makes any such request and J.P. Morgan agrees to the request, the consequences of doing so will be at the Customer’s own risk. J.P. Morgan shall not be responsible for the control of any such Financial Asset or cash, for verifying the Customer’s initial or ongoing ownership of any such Financial Asset or cash or for income collection, proxy voting, class action litigation or Corporate Action notification and processing with respect to any such Financial Asset. Any transaction relating to the settlement of the purchase or sale of any such Financial Asset shall be treated for purposes of this Agreement as a cash only movement.

(b)  From time to time, at the Customer’s request, J.P. Morgan may agree to hold in its vault on the Customer’s behalf documentation relating to Financial Assets not held in J.P. Morgan’s control, including corporate loans, participation interests therein or assignments thereof, or certain other investment items, by possession of all documents, certificates and other such instruments, including any schedule of payments, assets held on the registrar of another investment company or any assets booked with a transfer agent that is not SEC-registered. Notwithstanding anything in this Agreement to the contrary, J.P. Morgan shall not be responsible for reviewing this documentation for any purpose, including authenticity, sufficiency or relevance to the Financial Asset to which it purports to relate.

2.18	Establishment of Segregated Accounts

Upon receipt of Instructions, J.P. Morgan shall establish and maintain on its books segregated accounts for, and on behalf of, the Customer in which segregated tri-party control accounts may hold Financial Assets or cash for the purpose of compliance by the Customer with guidance from the SEC and SEC staff relating to asset segregation.

2.19	Compliance with Laws and Regulations

(a)

J.P. Morgan will (A) review and comply with Applicable Law in the United States and any other laws, rules and regulations of governmental authorities having jurisdiction over J.P. Morgan with respect to the provision of the Services and (B) perform those Services in a manner compliant with Applicable Law applicable to the provision of those Services.

(b)

J.P. Morgan shall obtain and maintain all necessary approvals, licenses, consents, permits or authorizations of any person or entity, or any notice to any person or entity, the granting of which is required by Applicable Law applicable to J.P. Morgan for: (A) the consummation of the transactions contemplated by this Agreement; and (B) the provision or receipt (as applicable) of the Services in compliance with all Applicable Law. Upon reasonable request therefor, each party will provide reasonable cooperation to the other party, at such other party’s expense, to obtain and maintain any such approvals.

(c)

J.P. Morgan shall promptly notify the Customer of any change in Applicable Law of which it determines will have a material impact on the provision of the services or the performance of J.P. Morgan’s obligations under this Agreement by submitting a Change Request pursuant to Section 2.20 of this Agreement.

(d)

Customer shall comply with Applicable Law in the United States and in each state in which the Customer conducts business, to the extent that compliance with such Applicable Law is relevant to the provision or receipt of the Services or the marketing of the Funds.

Exhibit (g)

(e)

If J.P. Morgan becomes aware that J.P. Morgan or a Subcontractor has committed a violation of any Applicable Law in the course of performing the Services or J.P. Morgan’s other obligations under this Agreement which has materially impacted the Customer or a Fund or J.P. Morgan’s ability to deliver the Services, J.P. Morgan will promptly notify the Customer in writing and use reasonable efforts to cure such non-compliance.

2.20	Change Requests

(a)

If either party wishes to propose any amendment or modification to, or variation of, the Services including the scope or details of the Services (a “Change”) then it shall notify the other party of that fact by sending a request (a “Change Request”) to the other party, specifying in as much detail as is reasonably practicable the nature of the Change.

(b)

Promptly following the receipt of a Change Request, the parties shall agree whether to implement the Change Request, whether the fees contemplated by Section 4.1 should be modified in light of the Change Request, and the basis upon which J.P. Morgan will be compensated for implementing the Change Request.

(c)

If a change to Applicable Law requires a Change, the parties shall follow the processes set forth in this Section to initiate a Change Request. J.P. Morgan shall bear its own costs with respect to implementing such a Change Request except that:

(i)	J.P. Morgan shall be entitled to charge the Customer for Changes to any software that has been developed or customized at the direction or request of the Customer; and

(ii)

J.P. Morgan shall be entitled to charge the Customer for any Changes required as a result of the change in Applicable Law affecting the Customer and/or any of its Affiliates in a materially different way than it affects J.P. Morgan’s other customers, or which the Customer wishes J.P. Morgan to implement in a way different from what J.P. Morgan reasonably intends to implement for its other customers.

For the avoidance of doubt, if the change in Applicable Law results in a Change, or an increase in J.P. Morgan’s costs or risk associated with provision of its Services contemplated by this Agreement, J.P. Morgan shall be entitled to an appropriate increase in the fees contemplated by Section 4.1 to be mutually agreed by the parties.

2.21	Additional Funds

In the event that the Customer establishes one or more new series of the Customer with respect to which it desires to have J.P. Morgan render Services, the parties shall mutually agree to make such new series a Fund hereunder provided that such new series satisfies J.P. Morgan’s customary know-your-customer, credit and operational requirements and any policy or requirement reasonably designed to comply with Applicable Law.

2.22	Additional Reporting and Administrative Services

(a)

J.P. Morgan shall provide to the Customer certain additional services set forth in Schedules 4 and 5 attached hereto (the “Supplemental Services”), including reports prepared in connection therewith (the “Reports”).

(b)	The Customer shall not redistribute any Report, or any data contained in a Report which is not owned by the Customer, to any person for purposes other than the administration/custody of the

Exhibit (g)

Customer’s investments without J.P. Morgan’s prior written consent, which consent shall not be unreasonably denied.

(c)

J.P. Morgan may rely on information provided to it by or on behalf of the Funds, or which was prepared or maintained by the Customer or any third party on behalf of the Funds, in the course of performing the Supplemental Services. J.P. Morgan shall not be liable to any person for any Liabilities suffered by any person as a result of J.P. Morgan: (i) having relied upon the authority, accuracy, truth or completeness of information including, without limitation, information supplied to J.P. Morgan by the Customer or by the Investment Adviser or any third party that is not a subcontractor of J.P. Morgan, including but not limited to, information in relation to trades in respect of the Funds or expenses of the Funds; or (ii) having relied upon the authority, accuracy, truth and completeness of information furnished to J.P. Morgan by any pricing services, data services, or provider of other market information or information concerning securities held by the Funds.

(d)

In its capacity as the provider of any of the Supplemental Services, J.P. Morgan shall not be liable for any error in data that is transitioned to J.P. Morgan at the time it begins to provide the Supplemental Services with respect to the Funds provided that J.P. Morgan:

a.	shall use reasonable efforts to mitigate any Liabilities arising as a result of any such error of which it is aware; and

b.	shall notify the Customer as soon as practicable after becoming aware of the error.

J.P. Morgan shall be entitled to reasonable compensation, at its customary hourly rates, for the remediation efforts needed to correct any such error in data.

(e)

J.P. Morgan shall not be liable for any Liabilities resulting from a failure by any person to provide J.P. Morgan with any information or notice that is reasonably necessary for the provision of the Supplemental Services save for Liabilities which result directly from J.P. Morgan’s failure to meet the J.P. Morgan’s Standard of Care. J.P. Morgan shall use reasonable efforts to find alternative sources of information in the event of any such failure. In the event of any such failure that may affect the performance of the Supplemental Services, J.P. Morgan shall promptly notify the Customer.

(f)

J.P. Morgan shall not be liable for any Liabilities whatsoever incurred or suffered by any party hereto, whether on their own account or for the account of the Funds, as a result of the failure of the Customer or its agents, officers or employees to comply with the laws or regulations of any jurisdiction in which Shares are offered.

(g)

Notwithstanding anything else herein, J.P. Morgan’s responsibilities with respect to the correction of an error in calculating the net asset value of any Fund shall be subject to the Funds’ NAV error correction policy as mutually agreed by the parties from time to time.

(h)

Each party hereto acknowledges that the duty of J.P. Morgan in its capacity as the provider of any of the Supplemental Services shall not constitute a duty to monitor the compliance of any other party hereto or their delegates or any other person whatsoever (other than J.P. Morgan or any J.P. Morgan Affiliates or Subcontractors) with any restriction or guideline imposed on any of the Funds or the Investment Adviser by the Registration Statement and any other document, or by law or regulation or otherwise with regard to any of the Funds or the Investment Adviser, except as required by Applicable Law or expressly set forth in this Agreement, and, further, that the duties of J.P. Morgan in its capacity as the provider of any of the Supplemental Services shall not extend to enforcing compliance of any of the Funds, the Investment Adviser, their respective delegates or any other person whatsoever (other than J.P. Morgan or any J.P. Morgan Affiliate or Subcontractors) with any such restrictions or guidelines.

Exhibit (g)

2.23	Evolution of Services

Throughout the term of this Agreement, J.P. Morgan will seek to improve the quality, efficiency and effectiveness of the Services, and to generally keep pace with technological advances as necessary in order to comply with the J.P. Morgan’s Standard of Care. In this regard, J.P. Morgan will, in accordance with the J.P. Morgan’s Standard of Care, identify best practices, train its personnel in new techniques, and continue to make appropriate investments in the tools, infrastructure and other resources including the implementation of new technology, in its sole discretion, used to provide the Services. J.P. Morgan and the Customer will meet annually to conduct a formal review of the Services, and discuss how J.P. Morgan can assist the Customer in supporting evolving business and competitive needs. Any agreed Changes to the Services or, as applicable, any service levels will be subject, where appropriate, to the Change process outlined in Section 2.20 herein.

2.24	Compatibility

To the extent that the Customer makes J.P. Morgan aware of the necessary compatibility requirements, J.P. Morgan shall ensure, in accordance with the J.P. Morgan’s Standard of Care, compatibility among the Services and the systems, technical environment, operational processes and standards of the Customer and J.P. Morgan, provided, however, that (i) if, due to bespoke elements or customization of the Customer’s systems or technical environment, there will be a material incremental cost to J.P. Morgan to comply with the compatibility requirements, the matter shall be addressed through the Change process outlined in Section 2.20 of this Agreement, and (ii) J.P. Morgan will not be required to make any Changes hereunder that do not align with prevailing industry practice or that J.P. Morgan, in its sole discretion, does not determine to be strategic to its business. Subject to Section 2.20 of this Agreement, J.P. Morgan shall reasonably cooperate with the Customer’s vendors to ensure, to the extent practicable, integration of any third party systems where the Customer procures third party services on behalf of the Customer. J.P. Morgan shall use commercially reasonable efforts to ensure that the Services and Changes to systems are performed in a flexible manner with a view to minimizing the work needed to integrate and interface with new technology and systems of which the Customer advises J.P. Morgan at the time of implementation. To the extent that either J.P. Morgan or the Customer makes Changes to its systems or operations that it determines would be likely to affect in a material manner how the other receives or delivers the Services (as the case may be), it shall consult with the other in advance of implementation of the Change. In cases where such a Change will require material work or expense for the other party to accommodate, which is materially different from what would normally arise from routine Changes such as the issuance of a new version of software, the parties shall address the impact of the Change through the Change process outlined in Section 2.20 of this Agreement.

2.25	Personnel

(a)

J.P. Morgan will use personnel that are appropriately qualified and experienced with respect to the provision of the Services. J.P. Morgan’s personnel shall comply with the Customer’s policies at times when they are on the Customer’s premises or accessing the Customer’s systems, to the extent that the Customer advises the relevant personnel of those policies. The Customer shall cause each Authorized Person to comply with applicable J.P. Morgan policies while on J.P. Morgan premises or accessing J.P. Morgan systems.

(b)

J.P. Morgan will maintain as part of its standard hiring practices a requirement to perform background checks with respect to J.P. Morgan personnel and for its Subcontractors to perform background checks. J.P. Morgan will conduct or cause its Subcontractors to conduct adequate background screenings based on applicable regulatory requirements on all J.P. Morgan personnel and contract workers who will provide Services to the Customer or the Funds to ensure that (i) any J.P. Morgan personnel or contract workers have not been convicted of any criminal offense involving dishonesty, breach of trust or money laundering, and have not agreed to enter into a

Exhibit (g)

pretrial diversion or similar program in connection with a prosecution for such offense, and (ii) J.P. Morgan has conducted drug screening on all J.P. Morgan personnel and contract workers who will provide Services to the Customer or the Funds or will conduct subsequent screening if there is a reasonable basis to believe such J.P. Morgan personnel or contract worker has a recurring drug abuse or dependency issue. J.P. Morgan or its Subcontractors will conduct pre-employment screenings of all new J.P. Morgan personnel and contract workers who will provide Services to the Customer or the Funds in a manner consistent with J.P. Morgan’s pre-employment screening policies and procedures.

2.26	Service Levels

Subject to the terms and conditions of this Agreement applicable to the Supplemental Services, J.P. Morgan will perform its obligations to adhere to the Service Levels and Key Performance Indicators agreed to by the parties in the Service Level Agreement set forth in Schedule 3 of this Agreement, as that Schedule may be amended from time to time. The Service Levels and Key Performance Indicators shall apply solely to the Supplemental Services and be agreed by the parties within ninety (90) days of the date of this Agreement. In no event shall the Service Levels be lower than service levels that would be considered industry standard. If J.P. Morgan fails to meet a Service Level, J.P. Morgan will, where warranted, perform a root cause analysis and take the other corrective actions set forth in the Service Level Agreement or agreed between the parties. If J.P. Morgan commits numerous or repeated breaches of the Service Levels and Key Performance Indicators where, even if no single breach is material, the collective impact would constitute a material breach (“Persistent or Pervasive Breach”), the Customer or Fund shall be entitled to terminate this Agreement without paying the termination fee outlined in Section 9.1(v), provided that (a) Customer or Fund has notified J.P. Morgan of the individual breaches comprising the Persistent or Pervasive Breach and given it a reasonable opportunity to cure the same, (b) Customer or Fund has notified J.P. Morgan that a Persistent or Pervasive Breach has occurred; and, (c) J.P. Morgan has failed to cure the Persistent or Pervasive Breach within ninety (90) days’ notice and agreement on an appropriate remediation plan.

3.	INSTRUCTIONS

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)

The Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry. The Customer will indemnify the J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by or asserted against the J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction, except to the extent that such Liabilities are caused by the fraud, negligence, willful misconduct or breach of the J.P. Morgan’s Standard of Care by the J.P. Morgan Indemnitees in carrying out such Instruction.

(b)

To the extent possible, Instructions to J.P. Morgan shall be sent via an encrypted, electronic means using technology consistent with industry standards, or a trade information system acceptable to J.P. Morgan.

(c)

J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. J.P. Morgan will not be liable for any Liabilities arising from any reasonable delay in carrying out any such Instruction while it seeks any such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification reasonably satisfactory to it; provided that, such

Exhibit (g)

clarification or confirmation is sought in good faith and promptly upon receipt of the relevant Instruction.

3.2	Verification and Security Procedures

(a)

J.P. Morgan and the Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Either party may record any of their telephone communications.

3.3	Instructions Contrary to Law/Market Practice

(a)

J.P. Morgan need not act upon Instructions that it reasonably believes are contrary to Applicable Law or market practice and will not be responsible for any Liabilities resulting from not acting upon such Instruction. J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event that J.P. Morgan does not act upon such Instructions, J.P. Morgan will promptly notify the Customer where reasonably practicable. In the event Customer disputes J.P. Morgan’s determination that an Instruction with respect to the Supplemental Services is contrary to market practice, the Customer may, subject to the Change process outlined in Section 2.20, direct J.P. Morgan to follow such Instruction by providing J.P. Morgan with advice from a reputable accountant or other appropriate advisor that reasonably concludes that such Instruction is consistent with market practice; provided, however, that (i) J.P. Morgan shall not be required to take any action which it determines would raise reputational or regulatory concerns, and (ii) Customer shall indemnify J.P. Morgan against all Liabilities that may be imposed on, incurred by or asserted against J.P. Morgan for following such Instruction or relying on such advice.

(b)

J.P. Morgan shall not incur liability by refusing in good faith to perform any duty or obligation herein which in its reasonable judgment is unauthorized, provided that J.P. Morgan will promptly notify the Customer of such determination where permitted by Applicable Law.

3.4	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to the Customer. If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested only if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable on the next business day after which the Instruction was received.

3.5	Electronic Access and Cybersecurity

(a)	Access by the Customer to certain systems, applications or products of J.P. Morgan shall be governed by this Agreement and the terms and conditions set forth in Annex A Electronic Access.

(b)

The Customer and its Authorized Persons shall use one or more passwords, digital certificate(s), identifiers (including biometric identifiers), security devices, algorithms, encryption or other similar procedures specified by J.P. Morgan (collectively, “User Codes”) to access J.P. Morgan’s systems, applications or products and to issue Instructions to J.P. Morgan unless otherwise agreed by J.P. Morgan. The Customer is solely responsible for ensuring that the User Codes are known to, and used by, only the respective Authorized Persons to whom such User Codes apply. If (i) the User Codes are (or the Customer reasonably suspects that the User Codes may be) lost, stolen, damaged, altered, unduly disclosed, known in a manner inconsistent with their purposes or compromised, (ii) the Customer’s or any Authorized Persons’ access to J.P. Morgan’s systems, applications or products, or any third party messaging platform through which the Instructions are transmitted, is revoked or suspended, or (iii) the Customer or an Authorized Person reasonably

Exhibit (g)

suspects any technical or security failure relating to any systems, applications or products of J.P. Morgan or any third party messaging platform through which the Instructions are transmitted, the Customer shall immediately cease using such system, application, product or platform and promptly notify J.P. Morgan.

(c)

Each of the Customer and J.P. Morgan will maintain written cybersecurity policies and procedures which implement commercially reasonable administrative, technical and physical safeguards that are aligned with industry security standards and that, among other things, are designed to protect against anticipated threats or hazards to the security or integrity of their respective systems and data. J.P. Morgan may in its discretion provide training or information on best practices to the Customer from time to time but in so doing it will not be considered a consultant or advisor with respect to cybersecurity and systems.

(d)	Each of the Customer and J.P. Morgan will be responsible for the obtaining, proper functioning, maintenance and security of its own services, software, connectivity and other equipment.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

4.1	Fees and Expenses

The Customer will pay J.P. Morgan for its services under this Agreement the fees and expenses set forth on Schedule 6 attached hereto, together with J.P. Morgan’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers or their agents. J.P. Morgan shall provide the Customer with receipts, invoices or other appropriate written evidence reasonably satisfactory to the Customer confirming any expense incurred, upon request by the Customer. Invoices will be payable within thirty (30) days following receipt of the invoice by the Customer. If the Customer disputes an invoice, it shall nevertheless pay, on or before the date that payment is due, such portion of the invoice that is not subject to a bona fide dispute via a mutually agreed method. Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such reasonable rate as J.P. Morgan customarily charges for similar overdue amounts except such portion of the invoice that the Customer has objected to within thirty (30) days following the receipt of the invoice (or such other period as the parties may agree in writing). Unless expressly specified in this Agreement, any price or cost that J.P. Morgan may charge as the Customer’s counterparty in the event J.P. Morgan enters into a principal transaction with the Customer shall not be treated as fees or expenses which must be agreed under this Agreement.

4.2	Overdrafts

If a debit to any currency in the Cash Account results or would result in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to the Customer, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan and communicated to the Customer in writing from time to time for such overdrafts, from the date of such advance to the date of payment (including after the date any judgment may be entered against the Customer with respect to any overdraft) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on the Customer’s behalf will be asserted by the Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or refusal to settle any transaction for which the Customer does not have sufficient available funds in the applicable currency in the Account. The Customer will be notified via electronic notice or other method agreed to by the parties of any overdraft balance in the Cash Account on the following business day. The

Exhibit (g)

Customer shall be deemed to be in default with respect to any such advance upon the occurrence of any event of the type specified in section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time.

4.3	J.P. Morgan’s Right Over Account Assets; Set-off

(a)

Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan shall have, and the Customer grants to J.P. Morgan, a first priority, perfected and continuing security interest in and a lien on all cash, Financial Assets and any other property of every kind that are credited to the Account or otherwise held for the Customer by J.P. Morgan (“Account Assets”) as security for any and all Liabilities of the Customer to J.P. Morgan arising under this Agreement and any other agreement where J.P. Morgan and/or its Affiliates acts as custodian, escrow agent or holder of cash deposits for the Customer. J.P. Morgan will be entitled to all rights and remedies available to a secured party under Applicable Law with respect to the Account Assets, including, (i) without notice to the Customer, withholding delivery of such Account Assets, and (ii) with one (1) business days’ prior notice to the Customer, selling or otherwise realizing any of such Account Assets and applying the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities solely to the extent of such Liabilities, provided, however, that J.P. Morgan shall not be obligated to provide such prior notice if J.P. Morgan, in its reasonable business judgment, determines that, due to market conditions or other special circumstances, a delay would be likely to materially prejudice its ability to recover the Liabilities. During any such notice period, J.P. Morgan will, at Customer’s request, consult with Customer regarding the selection of Account Assets to be sold to satisfy the Liabilities. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of the relevant currencies. J.P. Morgan agrees that this provision applies to each applicable Fund separately, and that under applicable Law, J.P. Morgan may not exercise such rights against the assets of any Fund to satisfy the Liabilities of another Fund.

(b)

Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any Liabilities of the Customer owed to J.P. Morgan or any of J.P. Morgan Affiliates, any amount in any currency (i) standing to the credit of any of the Customer’s accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any J.P. Morgan Affiliate and/or (ii) owed to the Customer by any J.P. Morgan branch or office or by any J.P. Morgan Affiliate. For this purpose, J.P. Morgan and any J.P. Morgan Affiliate shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies. J.P. Morgan agrees that this provision applies to each applicable Fund separately, and that under applicable Law, J.P. Morgan may not exercise such rights against the assets of any Fund to satisfy the Liabilities of another Fund.

5.	SUBCUSTODIANS AND SECURITIES DEPOSITORIES

5.1	Appointment of Subcustodians; Use of Securities Depositories

(a)

Subject to Section 5.3, J.P. Morgan is authorized under this Agreement to act through and hold the Customer’s Financial Assets with Subcustodians. J.P. Morgan will use J.P. Morgan’s Standard of Care in the selection, monitoring and continued appointment of such Subcustodians. In addition, subject to Section 5.4, J.P. Morgan and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in, any Securities Depository on such terms as such Securities Depository customarily operates, and the Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets

Exhibit (g)

in such Securities Depository. On the basis of such terms, an Securities Depository may have a security interest or lien over, or right of set-off in relation to, the Financial Assets.

(b)

Subject to Section 5.3, any agreement that J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers’ assets will provide (i) that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and (ii) that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration, unless in each case required otherwise by Applicable Law in the relevant market. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against the Customer’s assets. Where a Subcustodian deposits Financial Assets with a Securities Depository, J.P. Morgan will direct the Subcustodian to identify on its records that the Financial Assets deposited by the Subcustodian at such Securities Depository belong to J.P. Morgan, as agent of the Customer. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian. Subject to Applicable Law, J.P. Morgan shall promptly notify the Customer in writing if J.P. Morgan learns that any Subcustodian has received notice of any claim against the assets of the Customer held hereunder.

(c)  J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository (other than the assessments provided as set out in Section 5.4 with respect to an Eligible Securities Depository) and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event the Customer incurs a loss due to an act or omission, negligence, willful misconduct or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

5.2	Liability for Subcustodians and Securities Depositaries

(a)	Subject to Section 7.1(b), J.P. Morgan will be liable for Liabilities incurred by the Customer that result from:

(i)

the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodian in the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Subcustodian Bank.

(b)

J.P. Morgan will comply with the J.P. Morgan’s Standard of Care in the selection, monitoring and continued appointment of Subcustodians. Subject to J.P. Morgan’s duty in the foregoing sentence and J.P. Morgan’s duty to use such care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by the Customer that result from the insolvency of any Subcustodian which is not a branch of J.P. Morgan or an Affiliated Subcustodian Bank except to the extent that such losses are attributable to J.P. Morgan’s failure to meet J.P. Morgan’s Standard of Care with respect to the selection, oversight and monitoring of the continued appropriateness of maintaining Financial Assets and cash with that Subcustodian.

Exhibit (g)

(c)

J.P. Morgan reserves the right to add, replace or remove Subcustodians. J.P. Morgan will give prompt notice to the Customer of any such action, which will be advance notice if practicable. Upon request by the Customer, J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.3	Compliance with Rule 17f-5 under the 1940 Act (“Rule 17f-5”)

(a)

The Customer’s board hereby delegates to J.P. Morgan, and, except as to the country or countries as to which J.P. Morgan may, from time to time, advise the Customer that it does not accept such delegation, J.P. Morgan hereby accepts the delegation to it, of the obligation to perform as the Customer’s “Foreign Custody Manager” (as that term is defined in Rule 17f- 5(a)(3)), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in Rule 17f-5(a)(1) or that have otherwise been exempted pursuant to an SEC exemptive order) to hold Financial Assets which are Foreign Assets (as that term is defined in Rule 17f- 5(a)(2) or that have otherwise been exempted pursuant to an SEC exemptive order), (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in Rule 17f-5(c)(2)) and (iii) monitoring such foreign custody arrangements (as set forth in Rule 17f-5(c)(3)).

(b)	In connection with the foregoing, J.P. Morgan shall:

(i)

provide written reports notifying the Customer’s board of the placement of Financial Assets and cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s board at such times as the board deems reasonable and appropriate based on the circumstances of the Customer’s foreign custody arrangements (and, until further notice from the Customer, such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii)

upon request of the Customer’s board, make itself available to report to the Customer’s board in person at its quarterly board meetings, or at such other times as the board may from time to time require;

(iii)

exercise such reasonable care, prudence and diligence in performing as the Customer’s Foreign Custody Manager such as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iv)

in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in Rule 17f-5(c) (1) (i)-(iv);

(v)

ensure that the arrangement with each Eligible Foreign Custodian is governed by a written contract with the Eligible Foreign Custodian that J.P. Morgan has determined will provide reasonable care for foreign Financial Assets and cash held with the Eligible Foreign Custodian based on the standards applicable to custodians in the relevant

Exhibit (g)

market, which written contract provides for the items set forth in Rule 17f-5(c)(2)(i) and/or (ii); and

(vi)

have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that J.P. Morgan shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, J.P. Morgan shall promptly so advise the Customer and shall then act in accordance with the Instructions of the Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of the Customer with Eligible Foreign Custodians pursuant to a written contract that either (i) contain the provisions required by paragraph (c)(2)(i) of Rule 17f-5 or (ii) in lieu of any or all of such provisions, contain other provisions that J.P. Morgan determines will provide, in their entirety, an appropriate level of care and protection for the Financial Assets held with such Subcustodian as the specified provisions of Rule 17f-5.

(c)

Except as expressly provided herein, the Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)

J.P. Morgan represents to the Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). The Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) (i) its board has determined that it is reasonable to rely on J.P. Morgan to perform as the Customer’s Foreign Custody Manager or (ii) its board or its Investment Adviser shall have determined that the Customer may maintain foreign Financial Assets and cash in each country in which the Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of the Customer that would entail consideration of Country Risk.

(e)

J.P. Morgan shall provide to the Customer such information relating to Country Risk as is specified in Schedule 1 hereto. The Customer hereby acknowledges that: (i) such information is solely designed to inform the Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

(f)

For the avoidance of doubt, J.P. Morgan will notify the Customer promptly if it determines that an arrangement with an Eligible Foreign Custodian no longer meets the requirements of Rule 17f-5 under the 1940 Act.

5.4	Compliance with Rule 17f-7 under the 1940 Act (“Rule 17f-7”)

(a)

J.P. Morgan shall, for consideration by the Customer, provide an initial analysis and annual review in accordance with maintaining the Customer’s foreign Financial Assets and cash with each Eligible Securities Depository used by J.P. Morgan as of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial

Exhibit (g)

placement of the Customer’s foreign Financial Assets and cash at such Eligible Securities Depository) and at which any foreign Financial Assets and cash of the Customer are held or are expected to be held. The annual review will provide written confirmation to the Customer that there have been no material changes in the custody risks associated with using each Eligible Securities Depository. The foregoing analysis will be provided to the Customer at J.P. Morgan’s website. In connection with the foregoing, the Customer shall notify J.P. Morgan of any Eligible Securities Depositories used by J.P. Morgan at which it does not choose to have its foreign Financial Assets and cash held. J.P. Morgan shall monitor the custody risks associated with maintaining the Customer’s foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Customer or its Investment Adviser of any material changes in such risks.

(b)	J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 5.4(a) above.

(c)

Based on the information available to it in the exercise of diligence, J.P. Morgan shall determine the eligibility under Rule 17f-7 of each depository before including it on Schedule 2 hereto and shall promptly advise the Customer if any Eligible Securities Depository ceases to be eligible. Eligible Securities Depositories used by J.P. Morgan as of the date hereof are set forth in Schedule 2 hereto, and as the same may be amended on notice to the Customer from time to time. For the avoidance of doubt, J.P. Morgan will notify the Customer promptly if it determines that an arrangement with an Eligible Securities Depositories no longer meets the requirements of Rule 17f-4 or Rule 17f-7 under the 1940 Act, as applicable.

6.	ADDITIONAL PROVISIONS

6.1	Representations of the Customer and J.P. Morgan

(a)     The Customer represents, warrants and covenants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, to incur overdrafts, to grant a lien over Account Assets as contemplated by Section 4.3 and to enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is the Customer’s legal, valid and binding obligation, enforceable against the Customer in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency; (v) the Financial Assets and cash deposited in the Accounts (other than those assets (A) pledged to a Counterparty pursuant to Section 2.1(c) or (B) held in Accounts established pursuant to certain account control agreements among the Customer, J.P. Morgan and any secured party named therein, (A) and (B) collectively referred to as “Control Account Assets”) are not subject to any encumbrance or security interest whatsoever (other than as provided in this Agreement) and the Customer undertakes that, so long as Liabilities of the Customer under or in connection with this Agreement are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash (other than Control Account Assets) (other than as provided in this Agreement); (vi) no delivery of Account Assets by the Customer to J.P. Morgan and no Instruction by the Customer with respect to such Account Assets will contravene Applicable Law; and (vii) none of the Financial Assets and cash to be held under this Agreement are “plan assets” as defined in Section 3(42) of the Employee

Exhibit (g)

Retirement Income Security Act of 1974, as amended, or the regulations thereunder except as otherwise expressly notified to J.P. Morgan.

(b)

J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by the Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms, (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement, (iii) it is duly organized under the laws of its jurisdiction of organization and qualified to act as a custodian or foreign custody manager to open-end management investment companies or closed- end investment companies, as the case may be, under the provisions of the 1940 Act, and warrants that it will remain so qualified and upon ceasing to be so qualified, shall promptly notify the Customer in writing, and (iv) it shall act in accordance with the custody rules under the 1940 Act and all other Applicable Law to the extent they are applicable to Services provided by J.P. Morgan.

(c)	Each party may rely upon the above or the certification of the other party of such other facts as may be required to perform its obligations under this Agreement.

6.2	The Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If the Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash or Financial Asset, J.P. Morgan nevertheless will treat the Customer as its principal for all purposes under this Agreement. In this regard, the Customer will be liable to J.P. Morgan as a principal in respect of any Liabilities arising out of any transactions relating to the Account. The foregoing will not affect any rights J.P. Morgan might have against the Customer’s principal or the other person envisaged by Section 2.1(a).

6.3	Special Settlement Services

J.P. Morgan may, but shall not be obliged to, make available to the Customer from time to time special settlement services (including continuous linked settlement) for transactions involving Financial Assets, cash, foreign exchange, and other instruments or contracts. The Customer shall comply, and shall cause its Authorized Persons to comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

6.4	Provision of Information

(a)

The Customer shall promptly provide to J.P. Morgan such information about the Customer and its financial status as J.P. Morgan may reasonably request, including its current organizational documents and its current audited and unaudited financial statements, its Registration Statement and any contracts, regulatory documents or opinions from a lawyer or accountant that relate to the Services described in this Agreement.

(b)

J.P. Morgan shall promptly provide the Customer such publicly available information about J.P. Morgan and its financial status as the Customer may reasonably request to assist the Customer in assessing the overall financial strength and viability of J.P. Morgan to perform its obligations under this Agreement.

(c)	Each party may rely upon the above or the certification of the other party of such other facts as may be required to perform its obligations under this Agreement.

Exhibit (g)

7.	WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER

7.1	Standard of Care; Liability

(a)

J.P. Morgan will perform Services (i) with reasonable care and diligence and in good faith, (ii) without negligence, fraud, willful misconduct or willful omission, and at least at the same standard of care as J.P. Morgan provides for itself and/or J.P. Morgan Affiliates with respect to similar services, (iii) in a manner that is reasonably designed to meet J.P. Morgan’s obligations under this Agreement, and (iv) with the level of skill and care which would be expected from a reasonably skilled and experienced professional provider of the Services (“J.P. Morgan’s Standard of Care”). Except for the breach of any representations, warranties or the confidentiality obligations as set forth herein or as otherwise provided herein, J.P. Morgan will not be responsible for any Liabilities suffered by the Customer with respect to any matter as to which J.P. Morgan has satisfied J.P. Morgan’s Standard of Care.

(b)

J.P. Morgan will only be liable for the Customer’s direct Liabilities to the extent they result from J.P. Morgan’s fraud, breach of J.P. Morgan’s Standard of Care, or willful misconduct in performing its duties as set out in this Agreement, or the breach of any representations, warranties or the confidentiality obligations set forth herein. The Customer agrees the Reports are to enable the Customer to fulfill its statutory reporting and investor subscription and redemption obligations, and are not for investment, treasury or hedging purposes, including, but not limited to, for the purpose of currency overlay transactions. Accordingly, J.P. Morgan shall have no liability whatsoever for any Liabilities incurred by the Customer as result of use of the Reports for investment, treasury or hedging purposes, including, but not limited to, for the purpose of currency overlay transactions.

(c)

Subject to Section 7.1(d), under no circumstances will either party be liable for (i) any loss of profits (whether direct or indirect) or (ii) any indirect, incidental, consequential or special damages (including, without limitation, lost profits or business) of any form, incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, resulting from J.P. Morgan’s or Customer’s performance or non- performance under this Agreement, or J.P. Morgan’s role as custodian, banker or service provider to the Customer or the Funds.

(d)

The Customer will indemnify the J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Agreement, provided that the J.P. Morgan Indemnitee has not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any J.P. Morgan Indemnitee’s status as a holder of record of the Customer’s Financial Assets, provided that, in each case, to the extent practicable, J.P. Morgan uses reasonable care to provide prompt notice to the Customer of the circumstances and all pertinent facts related to the claim for indemnification, it being understood that a failure to notify shall not serve to limit Customer’s obligation to indemnity the J.P. Morgan Indemnitees hereunder, and provided further that in no instances shall the Customer be obligated to indemnify any J.P. Morgan Indemnitee out of any assets other than the assets of the particular Fund or Funds in connection with which the Liability has arisen. Nevertheless, the Customer will not be obligated to indemnify any J.P. Morgan Indemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under Section 5.2(a). In addition to and not in limitation of the indemnities provided herein, and notwithstanding anything to the contrary contained hereunder, the Customer acknowledges and agrees that the indemnities provided to J.P. Morgan shall apply in full and protect the J.P. Morgan Indemnitees from and against any and all third party claims

Exhibit (g)

brought against J.P. Morgan Indemnitees for indirect, special or consequential damages of any kind whatsoever arising under or in connection with this Agreement.

(e)

The J.P. Morgan Indemnitees shall each use commercially reasonable efforts to mitigate any Liability for which it seeks indemnification under this Agreement (provided, however, that expenses reasonably incurred with respect to such mitigation shall be Liabilities subject to indemnification hereunder).

(f)

The Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to: (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions except to verify that such Instruction is authorized in accordance with Section 3.2 hereof; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income on any Financial Asset other than as provided in Section 2.7(b); and (iv) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is has received Instructions to deliver Financial Assets or cash. J.P. Morgan is not responsible or liable in any way for the genuineness or validity of any Security or instrument received, delivered or held by J.P. Morgan in physical form that appears to be genuine and valid.

7.2	Force Majeure

(a)

J.P. Morgan will maintain and update from time to time business continuity and disaster recovery procedures (“BCP”) with respect to the Services that it determines meet reasonable commercial standards and regulatory requirements, and use reasonable efforts to schedule any planned systems outages for a time that would be reasonably convenient for the Customer and the Funds, taking into account the operation of J.P. Morgan’s entire business. In the event of equipment failures, J.P. Morgan shall, at no additional expense to the Customer or any Account, take commercially reasonable steps to minimize service interruptions. In the event of business disruption that materially affects J.P. Morgan’s provision of service under this Agreement, J.P. Morgan will notify the Customer of the disruption and steps taken in response where reasonably practicable, and will use commercially reasonable efforts to resume operations as promptly as is practicable given the circumstances.

(b)

Neither party will be liable for failure to perform or delay in performing its obligations to the extent such failure or delay is caused by or resulting from fire, flood, earthquake, other natural disasters or acts of God, wars, riots, civil disorders, rebellions or revolutions, acts of terrorism, pandemics, nationalization, to the extent beyond such party’s reasonable control, or other facts or circumstances beyond such party’s reasonable control (a “Force Majeure Event”); provided that:

(i)	the non-performing party (and such party’s Subcontractors or third-party providers, as applicable) are without material fault in causing the default or delay;

(ii)

the default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing party through the use of alternate sources, workarounds plans or other means (including, with respect to J.P. Morgan, the implementation of its BCP or any other business continuity or disaster recovery plan required to be maintained by it under this Agreement); and

(iii)	the non-performing party uses commercially reasonable efforts to minimize the impact of such default or delay.

(c)	J.P. Morgan will not be entitled to any additional payments from the Customer for costs or expenses incurred by J.P. Morgan as a result of any Force Majeure Event.

Exhibit (g)

(d)	Notwithstanding the provisions of Section 7.2(b), the Customer will have the termination right provided in Section 9.1(b)(iii) with respect to Force Majeure Events.

(e)

Without limiting the generality of the foregoing, if an event resulting from Country Risk leads to restrictions on, or losses of, cash or cash equivalents held by J.P. Morgan or any Affiliated Subcustodian Bank in any market for the purposes of facilitating J.P. Morgan’s global custody business, J.P. Morgan may in its sole discretion apply the impact of those restrictions or losses to the cash or cash equivalents of its customers (including the cash or cash equivalents credited to the Customer’s Cash Account) on a pro rata basis or in such other manner as J.P. Morgan may determine in its reasonable discretion.

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon, the advice of professional advisors (which may be the professional advisors of the Customer) in relation to matters of law, regulation or market practice.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

The Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or J.P. Morgan Affiliates may have a material interest in transactions entered into by the Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or J.P. Morgan Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or J.P. Morgan Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of the Customer. J.P. Morgan is not under any duty to disclose any such information to the Customer. Nothing in the foregoing shall release J.P. Morgan from any obligation to perform the Services under this Agreement or to treat the Customer fairly in connection with the performance of the Services.

7.5	Ancillary Services; Delegation

J.P. Morgan and its Subcustodians may use third party providers for delivery of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities. Although J.P. Morgan will use reasonable care (and cause its Subcustodians to use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services, provided that reasonable care has been used in such selection and retention.

In all other respects, J.P. Morgan may delegate to a Subcontractor any of its functions herein and, unless otherwise provided herein, will remain responsible to the Funds for any such delegation. J.P. Morgan will maintain throughout this Agreement a due diligence and third party oversight program that meets regulatory requirements and use reasonable care in the selection and retention of any Subcontractor. Notwithstanding any provision to the contrary herein, J.P. Morgan will, to the extent reasonably practicable, consult with the Customer before it implements the delegation of a material portion of the Services.

7.6	Service Locations

J.P. Morgan maintains various operational/service centers and locations in the United States and other jurisdictions. The services provided under this Agreement may be provided from one or more such

Exhibit (g)

locations. J.P. Morgan may change the operational/service centers and locations as it deems necessary or appropriate for its business concerns.

8.	TAXATION

8.1	Tax Obligations

(a)

The Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Customer’s Accounts.

(b)

The Customer will provide to J.P. Morgan such certifications, declarations, documentation and information as it may reasonably require in connection with taxation, and warrants that, when given, this information is true and correct in all material respects, not materially misleading in any way, and contains all material information. The Customer undertakes to notify J.P. Morgan immediately if any information provided in accordance with the foregoing sentence requires updating or correcting. J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or responsibility for, any Liabilities (including any taxes, penalties, interest or additions to tax, whether payable or paid) that result from (i) the inaccurate completion of documents by the Customer or any third party; (ii) the provision to J.P. Morgan or a third party of inaccurate or misleading information by the Customer or any third party; (iii) the withholding of material information by the Customer or any third party; or (iv) any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

(c)

If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, withholding under United States Foreign Account Tax Compliance Act, United States non-resident alien tax and/or backup withholding tax, as applicable).

(d)

The Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account; provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan’s willful misconduct, negligent acts or omissions or other breaches of J.P. Morgan’s Standard of Care with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Relief Services

(a)   Subject to the provisions of this Section 8.2, J.P. Morgan will provide (i) a “relief at source” service to obtain a reduction of withholding tax withheld as may be available in the applicable market in respect of income payments on Financial Assets credited to the Securities Account that J.P. Morgan believes may be available to the Customer and/or (ii) a tax reclaim service on certain qualifying Financial Assets. To defray expenses pertaining to nominal tax claims, J.P. Morgan may from time-to-time set minimum thresholds as to a de minimis value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Section.

(b)

The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from the Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets in the Securities Account and/or the payment of income.

(c)	J.P. Morgan will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to the Customer from time to time and J.P. Morgan may, by

Exhibit (g)

notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2, J.P. Morgan will have no responsibility with regard to the Customer’s tax position or status in any jurisdiction.

9.	TERMINATION

9.1	Term and Termination

(a)

The initial term of this Agreement shall be for a period of three (3) years following the date on which J.P. Morgan commenced providing services under this Agreement. Following the initial term, the Customer may terminate this Agreement in whole or with respect to one or more Funds by giving not less than ninety (90) days’ notice to J.P. Morgan and J.P. Morgan may terminate this Agreement by giving not less than one hundred and eighty (180) days’ prior written notice to the Customer.

(b)	Notwithstanding Section 9.1(a):

(i)

Either party may terminate this Agreement immediately (including during the initial term) on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within sixty (60) days (in the case of a breach by J.P. Morgan) or ninety (90) days (in the case of a breach by the Customer), or such longer period consented to by the non-breaching party in writing, such consent not to be unreasonably withheld, of the party in breach being given written notice of the material breach;

(ii)

Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management, being subject to an involuntary order for the transfer of all or part of its business by a statutory authority, having any of its issued shares suspended from trading on any exchange on which they are listed (if applicable) or being the subject of a similar measure;

(iii)

If a Force Majeure Event substantially prevents performance of any services necessary for the performance of functions reasonably agreed by the parties as critical for more than three (3) consecutive business days, then the Customer may terminate all or any portion of this Agreement and the services so affected, as of a date specified by the Customer in a written notice of termination to J.P. Morgan, in which case, J.P. Morgan’s fees will be equitably adjusted as necessary to reflect the value of any remaining services;

(iv)

At any time (including during the initial term), the Customer may elect to remove any Fund from this Agreement in connection with the liquidation of the Fund or the merger of a Fund into another fund, in each case by notifying J.P. Morgan in writing. No termination fees will be required in connection with such removal;

(v)

J.P. Morgan may terminate this Agreement by giving not less than ninety (90) days’ prior written notice to the Customer in the event that J.P. Morgan reasonably determines that either the Customer has ceased to satisfy J.P. Morgan’s customary credit requirements or servicing the Customer raises reputational or regulatory concerns ; or

(vi)

The Customer may terminate this Agreement at any time during the initial term, in whole or with respect to one or more Funds, by giving not less than sixty (60) days’ prior written notice to J.P. Morgan upon payment of a termination fee. The termination fee will be an amount equal to six (6) times the average monthly fees paid with respect to

Exhibit (g)

the relevant Fund or Funds during the six (6) month period prior to the Customer’s notice of termination, or since the date on which J.P. Morgan commenced providing services under this Agreement if such period is less than six (6) months.

9.2	Exit Procedure

The Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement. J.P. Morgan will act in accordance with all Instructions delivered to it by the Customer with respect to such delivery and transition of custody responsibilities to a successor custodian provided that such Instructions shall be reasonable and practicable and not in conflict with any provision of this Agreement. If the Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to a successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk. J.P. Morgan will notify the Customer of any amounts owing to it and, in the event the Customer has not paid such amounts prior to the delivery date of such Financial Assets or cash or at such time as J.P. Morgan may in its sole discretion see fit, be entitled to deduct any amounts owing to it from the Cash Account. In the event that insufficient funds are available in the Cash Account on the delivery date or at such time as J.P. Morgan may in its sole discretion see fit, the Customer agrees that J.P. Morgan may, in such manner and, at such time or times as J.P. Morgan in its sole discretion sees fit, liquidate any Financial Assets that J.P. Morgan in its sole discretion may select, in the Securities Account in order to deduct such amount from the proceed. The Customer will reimburse J.P. Morgan promptly for all reasonably incurred out-of-pocket expenses in delivering Financial Assets upon termination. Termination will not affect any of the Liabilities either party owes to the other arising under this Agreement prior to such termination.

As soon as reasonably practicable following its resignation or termination of appointment becoming effective and subject to payment of any amount owing to J.P. Morgan under this Agreement, J.P. Morgan agrees to transfer such records and related supporting documentation as are customarily transferred by an exiting global custodian or provider of the Services, to any replacement provider of the Services or to such other person as the Customer may direct. J.P. Morgan will also provide reasonable assistance to its successor, for such transfer, subject to the payment of such reasonable expenses and charges as J.P. Morgan customarily charges for such assistance. The Customer undertakes to use its best efforts to appoint a new custodian or service provider as soon as reasonably practicable following the termination of this Agreement.

10.	MISCELLANEOUS

10.1	Notifications

Notices (other than Instructions) pursuant to Article 9 shall be sent or served by registered mail, nationally recognized delivery service, courier service or hand delivery to the address of the respective party as set out on the first page of this Agreement, unless at least two (2) days’ prior written notice of a new address is given to the other party in writing.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties’ successors and assigns. The parties agree that neither party can assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except that J.P. Morgan may assign this Agreement without the Customer’s consent (a) to any J.P. Morgan Affiliate, (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of

Exhibit (g)

J.P. Morgan’s custody business, or (c) by the Federal Deposit Insurance Corporation or a duly appointed conservator or receiver of J.P. Morgan in furtherance of its authority under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or the Federal Deposit Insurance Act, provided however that Customer may terminate this Agreement without the payment of a termination fee in the event of an assignment under subsections (b) and (c) hereunder. Notwithstanding this prohibition, the Customer may assign the right to recover losses to its insurer, Investment Adviser or their Affiliates that paid for losses sustained by the Customer.

10.3	Entire Agreement and Amendments

This Agreement, including any Schedules, Exhibits, Annexes and Riders (and any separate agreement which J.P. Morgan and the Customer may enter into with respect to any Cash Account), sets out the entire agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written. To the extent inconsistent with this Agreement, J.P. Morgan’s electronic access terms and conditions shall not apply to matters arising under this Agreement. Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

10.4	Information Concerning Deposits at J.P. Morgan’s Non-U.S. Branch

(a)

Under U.S. federal law, deposit accounts that the Customer maintains in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.

(b)

J.P. Morgan London Branch is a participant in the UK Financial Services Compensation Scheme (the “FSCS”), and the following terms apply to the extent any amount standing to the credit of the Cash Account is deposited in one or more deposit accounts at J.P. Morgan London Branch. The terms of the FSCS offer protection in connection with deposits to certain types of claimants to whom J.P. Morgan London Branch provides services in the event that they suffer a financial loss as a direct consequence of J.P. Morgan London Branch being unable to meet any of its obligations and, subject to the FSCS rules regarding eligible deposits, the Customer may have a right to claim compensation from the FSCS. Subject to the FSCS rules, the maximum compensation payable by the FSCS, as at the date of this Agreement, in relation to eligible deposits is £75,000. For the purposes of establishing such maximum compensation, all the Customer’s eligible deposits at J.P. Morgan London Branch are aggregated and the total is subject to such maximum compensation.

For further information about the compensation provided by the FSCS, refer to the FSCS website at www.FSCS.org.uk.

Further information is also available online at www.jpmorgan.com/pages/deposit-guarantee- scheme-directive.

10.5	Insurance

The Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of the Customer. J.P. Morgan will maintain insurance protection which is required under Applicable Law or which it deems advisable to cover its duties and responsibilities generally as a custodian of Financial Assets specifically for the benefit of J.P. Morgan and provide summary information regarding its insurance coverage to the Customer upon written request.

Exhibit (g)

10.6	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under the U.S. Shareholder Communications Act regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Securities positions of the Customer in response to shareholder communications requests regarding the Account.

10.7	U.S. Regulatory Disclosure; Certain Information of the Customer

(a)

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm the Customer’s identity, including, without limitation, the Customer’s name, address and organizational documents (“identifying information”). The Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by J.P. Morgan. To the extent that the Customer or the Funds fail to provide or to consent to the provision of any such information, such failure shall be grounds for J.P. Morgan to not open any account or provide any Services and/or to close any account or discontinue providing the Services.

(b)

The Customer hereby acknowledges that J.P. Morgan is obliged to comply with AML/Sanctions Requirements and that J.P. Morgan shall not be liable for any action it or any J.P. Morgan Affiliate reasonably takes to comply with any AML/Sanctions Requirements, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, Financial Assets or other assets. The Customer shall cooperate with J.P. Morgan’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements, including with regard to any Beneficial Owners (as defined below). In addition, the Customer agrees that (i) J.P. Morgan may defer acting upon an Instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements and (ii) Customer’s utilization of Accounts as omnibus accounts to hold assets of Beneficial Owners is subject to J.P. Morgan’s discretion. Furthermore, J.P. Morgan shall not be obliged to hold any “penny stock” (or other Financial Asset raising special anti-money laundering concerns) in any Account in which a Beneficial Owner has an interest, or to settle any transaction in which a Beneficial Owner has an interest, that relates to any “penny stock” or any such other Financial Asset. For the purposes of this section, “Beneficial Owner” means any person, other than the Customer, who has a direct or indirect beneficial ownership interest in any assets held in any of the Account.

(c)

The Customer shall promptly provide to J.P. Morgan upon request such information about the Customer and its financial status as J.P. Morgan may reasonably request, including its current organizational documents and its current audited and unaudited financial statements.

10.8	Governing Law and Jurisdiction

This Agreement will be construed, regulated and administered under the laws of the United States or the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for

Exhibit (g)

any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to statutory prejudgment interest and a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction the Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.9	Severability; Waiver; and Survival

(a)

If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)

Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections and remedies under this Agreement shall survive its termination.

10.10	Confidentiality

(a)	Definition of Confidential Information.

(i)	Definition

(A)

“Confidential Information” of a party means any non-public, commercially sensitive information belonging to, concerning or in the possession or control of a party or its Affiliates (the “Furnishing Party”) that is furnished, disclosed or otherwise made available by the other party or its Affiliates (the “Receiving Party”) with respect to this Agreement, and which is:

(1)	either marked or identified in writing as confidential, proprietary, secret or with another designation sufficient to give notice of its sensitive nature;

(2)	of a type that a reasonable person would recognize it to be commercially sensitive; or

(3)	Customer Confidential Information or J.P. Morgan Confidential Information.

(B)

“Customer Confidential Information” includes all information to which J.P. Morgan has access in the Customer’s locations or systems, intellectual property of the Customer and related systems access codes and information concerning the Customer and the Customer’s structures, product strategies, target markets, timing of new product launches, Fund portfolio holdings, account balances, historic trade data, Fund performance data, corporate actions determinations, trading information, trading strategies, processes, trend information, securities lending data and markets, billing data, marketing

Exhibit (g)

strategies, financial affairs, employees, shareholder lists and information related to shareholders, or suppliers, and any non-public personal information as defined by Regulation S-P, regardless of whether or how such materials are marked.

(C)   “J.P. Morgan Confidential Information” includes work product and all other intellectual property of J.P. Morgan, client lists, marketing strategies, and all data and information concerning J.P. Morgan’s clients, in their capacity as J.P. Morgan’s clients, financial affairs, product types, product structures, product strategies, timing of new product launches, and fees for Services or other products or services, regardless of whether or how such materials are marked.

(ii)

No Implied Rights. Each party’s Confidential Information will remain the property of that party. Nothing contained in this Article will be construed as obligating a party to disclose its Confidential Information to the other party, or as granting to or conferring on a party, expressly or by implication, any rights or license to the Confidential Information of the other party. Any such obligation or grant will only be as provided by other provisions of this Agreement.

(iii)

Exclusions. None of the Confidential Information shall include any information that the Receiving Party can demonstrate: (i) was, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the Receiving Party; (iii) was in possession of the Receiving Party at the time of disclosure to it and was not the subject of a pre-existing confidentiality obligation; (iv) was received after disclosure to it from a third party who had a lawful right to disclose such information to it; or (v) was independently developed by the Receiving Party without use of Confidential Information of the Furnishing Party. Any exclusion from the definition of Confidential Information contained in this Agreement will not apply to personal information.

(b)	Confidentiality Obligations.

(i)	Generally. The Receiving Party will:

(A)

not disclose, publish, release, transfer or otherwise make available the Furnishing Party’s Confidential Information in any form to, or for the use or benefit of, any person or entity without the Furnishing Party’s consent;

(B)

secure and protect the Furnishing Party’s Confidential Information from unauthorized use or disclosure by using at least the same degree of care as the Receiving Party employs to avoid unauthorized use of or disclosure of its own Confidential Information, but in no event less than reasonable care; and (iii) not duplicate any material containing the Furnishing Party’s Confidential Information except in the direct performance of its obligations under this Agreement. Confidential Information may not be used by the Receiving Party or any of its Affiliates, officers, directors, agents, professional advisors, Subcontractors and employees, other than for the purposes contemplated by this Agreement.

(ii)	J.P. Morgan Duties. In addition to its other obligations with respect to the Customer Confidential Information, J.P. Morgan will:

(C)	Not permit any of the Customer Confidential Information to be disclosed to any entity that competes with the Customer or any products thereof.

(D)	Other than shared or centralized custody functions within J.P. Morgan, J.P.

Exhibit (g)

Morgan will endeavor to provide access to the Customer Confidential Information to its employees only on a need to know basis (which, for the avoidance of doubt, may include sharing the Customer Confidential Information with J.P. Morgan personnel not assigned to the Customer).

(E)

Train all J.P. Morgan personnel on their obligations under J.P. Morgan’s code of conduct with respect to the treatment of client information, and use commercially reasonable efforts to ensure that J.P. Morgan personnel respect the Customer Confidential Information in accordance with J.P. Morgan’s code of conduct.

(F)	Segregate and protect the Customer Confidential Information, by configuration of its information and processing systems or by adopting other appropriate measures.

(iii)	Notice of Unauthorized Acts. Subject to Applicable Law and J.P. Morgan’s policies and procedures, the Receiving Party will:

(G)   notify the Furnishing Party within a reasonable period of confirming any material incident of unauthorized possession, use or knowledge of the Furnishing Party’s Confidential Information by any person;

(H)   promptly furnish the Furnishing Party with relevant details that the Receiving Party has or may obtain regarding such material incident of unauthorized access and use reasonable efforts to assist the Furnishing Party in investigating or preventing the reoccurrence of any such access;

(I)	reasonably cooperate with the Furnishing Party in any litigation and investigation against third parties deemed reasonably necessary by such party to protect its proprietary rights;

(J)	promptly take all reasonable actions necessary to prevent a reoccurrence of any such authorized access; and

(K)

take all reasonable measures to ensure that the Furnishing Party’s Confidential Information is not disclosed or duplicated in contravention of the provisions of this Agreement by its such officers, directors, agents, professional advisors, subcontractors and employees.

(c)	Permitted or Required Disclosures.

(i)

The Receiving Party may disclose relevant aspects of the Furnishing Party’s Confidential Information to its Affiliates, officers, directors, agents, professional advisors, Subcontractors, Subcustodians and employees and other third parties, to the extent that such disclosure is not restricted under any governmental approvals and only to the extent that such disclosure is reasonably necessary for: (i) the performance of its duties and obligations under this Agreement; or (ii) compliance with relevant reasonable policies and practices of its internal audit, risk management and legal oversight functions.

(ii)	The parties’ respective obligations in this Article 10 will not restrict any disclosure required pursuant to any Applicable Law; provided, however, that:

(A)

where legally permitted to do so, the Receiving Party will give reasonable and prompt advance notice of such disclosure requirement to the Furnishing Party and give the Furnishing Party reasonable opportunity to object to and contest such disclosure, to the extent legally permissible;

Exhibit (g)

(B)	the Receiving Party will use reasonable efforts to secure confidential treatment for any such information that is required to be disclosed;

(C)   either party may disclose any of the Confidential Information to the SEC or any bank regulatory authority having jurisdiction over such party upon the request of the SEC or the bank regulatory authority, as applicable.

(iii)

Any party to this Agreement may disclose the terms of this Agreement, including the other parties’ identities, services rendered and the payment terms, to any regulators and government agencies who, in the disclosing party’s judgment, have a legitimate need to know.

(d)	Return or Destruction.

(i)

As requested by the Furnishing Party during the term of this Agreement, the Receiving Party will return or provide the Furnishing Party a copy of any designated Confidential Information of the Furnishing Party.

(ii)

The Receiving Party will return, destroy or render unusable, and discontinue the use of, all copies of materials containing the Furnishing Party’s Confidential Information and to the extent reasonably practicable, all notes, memoranda, compilations, derivative works, data files or other materials prepared by or on behalf of the Receiving Party that contain or otherwise reflect or refer to Confidential Information of the Furnishing Party upon the Receiving Party’s cessation of work, completion of its obligations associated with such information under this Agreement or upon any earlier termination of this Agreement for any reason whatsoever, except to the extent:

(A)

that this Agreement provides for the Receiving Party to continue to use or retain items that constitute or contain the Furnishing Party’s Confidential Information after the date of expiration or termination; or

(B)	otherwise required to comply with Applicable Law, the Receiving Party’s policies and procedures existing from time to time or defend or pursue claims arising under this Agreement.

(iii)

At the Furnishing Party’s request, the Receiving Party will certify in writing that it has returned, destroyed, rendered unusable or discontinued the use of all copies of the Furnishing Party’s Confidential Information in the possession or control of the Receiving Party or any of its Affiliates, officers, directors, agents, professional advisors, approved subcontractors and employees.

(iv)	The Receiving Party will dispose of any “consumer report information,” as such term is defined in Securities and Exchange Commission Regulation S-P.

(e)	Duration of Confidentiality Obligations.

The Receiving Party’s obligations under this Article apply to Confidential Information of the Furnishing Party disclosed to the Receiving Party on or after July 1, 2017 and will continue during the term of this Agreement and survive the expiration or termination of the Agreement as follows:

(i)

as to any portion of the Furnishing Party’s Confidential Information that constitutes a trade secret under applicable law, the obligations will continue for as long as the Furnishing Party continues to treat such information as a trade secret; and

(ii)	as to all other Confidential Information of the Furnishing Party, the obligations will survive for three (3) years after the Receiving Party’s fulfillment of its obligations

Exhibit (g)

under Section 10.10 with respect to the Confidential Information in question.

10.11	Use of J.P. Morgan’s, the Customer’s and the Funds’ Name

The Customer agrees not to use (or permit the use of) J.P. Morgan’s name in any document, publication or publicity material relating to the Customer, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of J.P. Morgan (which consent shall not be unreasonably withheld); provided that, no prior consent is needed if the document in which J.P. Morgan’s name is used merely states that J.P. Morgan is acting as custodian to the Customer or a Fund.

Except as: (a) required by Applicable Law; (b) required to discharge its obligations under this Agreement; or (c) otherwise permitted herein or upon the written consent of the other party, neither party will use or announce, release, disclose, or discuss with any third parties, information regarding this Agreement, or the Services, including the other party’s name or trademark in any media releases, advertising or marketing materials, or disclose that the other is a customer or provider, as applicable. Use of any trademarks or service marks of any party (or marks of related companies) by the other party will be prohibited, unless the parties otherwise agree in a writing. Any grants of publicity rights hereunder may not exceed twelve (12) months and may be renewed only upon written approval of the Customer. Nothing in this Section shall preclude J.P. Morgan, the Customer or the Funds from identifying J.P. Morgan as the provider of the Services to the Customer or the Funds or, in the Funds’ Registration Statement, disclosing a description and/or filing a copy of this Agreement and the Services as may be required by Applicable Law.

10.12	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.13	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement, provided that this Section shall not limit the right of the Customer’s insurers, Investment Adviser or Affiliates who have paid for such losses to recover losses sustained by the Customer, or of the Customer to assign to J.P. Morgan any rights or recourse it may have against the Funds in connection with any Liability incurred by J.P. Morgan hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

Exhibit (g)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

ARTISAN PARTNERS FUNDS, INC, ON BEHALF OF ITSELF AND EACH OF ITS SERIES LISTED ON ANNEX B.		JPMORGAN CHASE BANK, N.A.

By:	/s/ Gregory K. Ramirez	By:	/s/ Brian Eckert
Name:	Gregory K. Ramirez	Name:	Brian Eckert
Title:	CFO	Title:	Executive Director 6/18/2018